UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Whiting Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Company contact:	John B. Kelso, Director of Investor Relations 303.837.1661 or john.kelso@whiting.com

Whiting Petroleum Corporation Announces Plan to Implement

Proxy Access and Declassify Board of Directors

DENVER – April 20, 2015 – Whiting Petroleum Corporation (NYSE: WLL) today announced that it had committed to submit to a vote of stockholders at its 2016 annual meeting an amendment to its by-laws to implement proxy access and an amendment to its certificate of incorporation to implement declassification of its board of directors. The amendments to the by-laws and certificate of incorporation will become effective if approved by stockholders at the 2016 annual meeting.

“The decisions to seek stockholder approval to implement proxy access and declassify the board are consistent with Whiting’s commitment to good corporate governance practices,” said James J. Volker, Chairman, President and Chief Executive Officer. “The views of our stockholders are important to Whiting. Therefore, our board of directors seriously considers such views and regularly reviews our corporate governance practices.”

Proxy access allows eligible stockholders to place their own director nominees on the company’s proxy card, along with candidates nominated by the company’s board of directors. The amendment to the by-laws would specify an eligibility threshold of holding 3% or more of outstanding common stock for at least 3 years. It would also provide that an individual stockholder or group of up to 25 stockholders who meets the eligibility threshold, and who complies with specified procedural and disclosure requirements, could include in Whiting’s proxy materials stockholder-nominated director candidates. The number of stockholder-nominated director candidates may not exceed 25% percent of the directors then serving.

The amendment to the certificate of incorporation to declassify the board of directors would provide that directors would be elected to one-year terms as their existing three-year terms expire, beginning with the class of directors to be elected at Whiting’s 2017 annual meeting.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain and Permian Basin regions of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota, the Niobrara play in northeast Colorado and its Enhanced Oil Recovery field in Texas. The Company trades publicly under the symbol “WLL” on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

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